UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way Middleton, Wisconsin		53562
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (608) 275-3340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2017, the Board of Directors of Spectrum Brands Holdings, Inc. (the “Company”) elected Ehsan Zargar as a director of the Company, effective immediately.  Mr. Zargar will serve as a Class III director for a term expiring at the Company’s 2019 annual meeting of stockholders, filling the vacancy in the Class III directors created by the resignation of Omar Asali from the Board in April 2017.  With Mr. Zargar’s election, the Board of Directors will consist of eight directors.

Mr. Zargar, age 40, has served as Executive Vice President and Chief Operating Officer of HRG Group, Inc. effective as of January 2017, as General Counsel since April 2015, and as Corporate Secretary since February 2012. HRG Group Inc. currently holds approximately 59 percent of the outstanding common stock of the Company. Mr. Zargar joined HRG Group in June 2011 as a member of the legal department and since then has served in positions of increasing responsibility. Prior to HRG Group, Mr. Zargar worked in the New York office of Paul, Weiss, Rifkind, Wharton & Garrison LLP from November 2006 to June 2011, where he worked on a range of capital markets and securities transactions, public and private M&A transactions, and other corporate governance and securities laws matters Mr. Zargar received a law degree from Faculty of Law at University of Toronto and a B.A. from the University of Toronto.

Norman Matthews, the Chairman of the Nominating and Corporte Governance Committee of the Company, stated “We are pleased to welcome Ehsan to the Board and look forward to his contributions.  Ehsan’s appointment provides continuity and fills the vacancy that arose this past April when Omar Asali, the former chief executive officer of HRG Group, resigned his position with HRG Group and our Board.”  David Maura, the Executive Chairman of the Board of the Company, stated “Ehsan has a strong understanding of Spectrum Brands’ business activities through his role at HRG Group, brings a constructive and collegial approach, and will be a valuable addition to our Board.”

Mr. Zargar will be eligible to receive the standard director compensation previously established by the Board’s Compensation Committee and generally offered to other non-employee directors, as further described in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on December 21, 2016.  Other than being eligible to receive such director compensation, Mr. Zargar did not enter into any material plan, contract, or arrangement in connection with his election as a director.  Mr. Zargar is not a party to any transaction with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name: Nathan E. Fagre Title: Senior Vice President, Secretary and General Counsel